Exhibit 23.1 Consent of Auditor

MADSEN & ASSOCIATES CPA’S INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants	Salt Lake City, Utah, 84102
Telephone: 801-268-2632
Fax: 801-262-3937

January 12, 2007

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re: Form SB-2 Registration Statement
   Mackenzie Taylor Minerals Inc. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement the following:

Our report to the Board of Directors of Mackenzie Taylor Minerals Inc. dated December 28, 2006 on the financial statements of the Company as at October 31, 2006 and the statements of operations, change in stockholders' equity and cash flows for the period from January 23, 2006 (date of inception) to October 31, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES CPA’s INC.

Madsen & Associates, CPA’s Inc.